ICG                                                               NEWS RELEASE
COMMUNICATIONS, INC.                 Media contact: Scott Chase (303) 626-3417
                                  Investor contact: Steve Smith (303) 575-6596


            ICG COMMUNICATIONS, INC. REPORTS FOURTH QUARTER
                      AND YEAR END 1997 RESULTS:

            43 percent annual revenue growth 141,035 Local
                      Dial Tone Lines In Service

ENGLEWOOD, CO. (FEBRUARY 26, 1998) - ICG Communications, Inc. (Nasdaq:
ICGX) ("ICG") today announced that for the three-month and twelve-month periods ended December 31, 1997 total revenue increased 37 percent and 43 percent, respectively, compared to the same periods in 1996. Total revenue for the three months and twelve months ended December 31, 1997 was $77.8 million and $273.4 million, respectively, compared to $57.0 million and $190.7 million reported in 1996.

For the three months ended December 31, 1997, ICG's earnings before interest, taxes, depreciation and amortization ("EBITDA") deficit improved $3.3 million when compared sequentially to the third quarter of 1997. The fourth quarter marks ICG's second consecutive quarter of EBITDA improvement since the peak EBITDA deficit recorded for the second quarter of 1997. The company's EBITDA deficit for the fourth quarter of 1997 was $28.4 million, compared to deficits of $31.7 million and $33.8 million for the third and second quarters of 1997, respectively.

"We are pleased to report that ICG achieved record revenue and continued its trend toward positive EBITDA," said J. Shelby Bryan, ICG's president and chief executive officer. "Our ability to move favorably toward positive EBITDA was directly correlated with the accelerating growth and business demand for our higher-margin services. ICG made great strides in 1997 to become a full service integrated communications provider. As we begin 1998, we are steadfastly committed to providing better choices for innovative and competitive communication services."

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

                                                 Page 2 - ICG


At December 31, 1997, ICG had 141,035 local dial tone lines in service, an increase of 90,484 lines compared to September 30, 1997. During the fourth quarter ICG added 42,228 dial tone lines through internal growth and counted 48,256 additional dial tone lines which were associated with the purchase of Communications Buying Group, Inc. ("CBG"), which was closed on October 17, 1997. CBG provides local exchange and Centrex reseller services to customers in the Cleveland, Columbus and Akron, Ohio markets.

ICG also reported that during the twelve months ended December 31, 1997, the company sold 178,470 dial tone access lines. ICG is marketing and selling competitive local dial tone services in its primary markets: California, Ohio, Colorado, its southeastern markets (Louisville, KY; Nashville, TN; Birmingham, AL; and Charlotte, NC) and in Texas through its strategic alliance with CSW/ChoiceCom L. P.

REVENUE COMPONENTS:

ICG's core telephone business revenue grew 75 percent to $47.7 million for the three months ended December 31, 1997, compared to $27.3 million recorded during the corresponding period in 1996. ICG's core telephone business is represented by its Telecom Services segment excluding revenue derived from the company's majority owned subsidiary Zycom Corporation ("Zycom"). Total Telecom Services revenue (including Zycom) increased $19.7 million, or 57 percent, to $54.5 million for the current quarter, compared to $34.8 million for the same quarter last year. Total Telecom Services' fourth quarter revenue included $9.2 million resulting from the acquisition of CBG. Excluding CBG's revenue, Telecom Services' total revenue on a comparable basis for the three months ended December 31, 1997 was $45.3 million, an increase of 30 percent over the corresponding period in 1996.

Local switched services revenue for the three months ended December 31, 1997 was $16.9 million, an increase of $13.8 million compared to


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
                                                 Page 3 - ICG

$3.1 million recorded in the prior quarter. CBG contributed $9.2 million to this fourth quarter increase; therefore on a stand-alone basis, excluding CBG, the company's local switched services revenue for the current quarter was $7.7 million, an increased $4.6 million or 148 percent compared to the third quarter of 1997. Local switched services were launched during 1997 and as a result there are no comparables to 1996.

Switched terminating access (terminating long distance) revenue decreased seven percent, recording $15.3 million for the three months ended December 31, 1997, compared to $16.4 million for the corresponding period in 1996. When compared sequentially to the third quarter of 1997, switched terminating access revenue decreased 20 percent, or $3.8 million compared to $19.1 million reported for the three months ended September 31, 1997. This decrease, as expected, was the result of the Company's recent initiatives to raise prices and free up switch port capacity for higher margin dial tone product.

Special access service (dedicated transport) revenue was $15.5 million for the quarter ended December 31, 1997, an increase of 42 percent over the same period last year, and an eight percent increase compared to the three months ended September 30, 1997.

        TELECOM SERVICES REVENUE COMPONENTS
         ($ IN MILLIONS)
--------------------------------------------------------------------
THREE MONTHS ENDED             12/31/97     12/31/96  PERCENT[DELTA]
--------------------------------------------------------------------
SWITCHED LOCAL                    $16.9           --           n/a
--------------------------------------------------------------------
SWITCHED TERMINATION               15.3         16.4          (7%)
--------------------------------------------------------------------
SPECIAL ACCESS                     15.5         10.9           42%
--------------------------------------------------------------------
              CORE TELECOM         47.7         27.3           75%
--------------------------------------------------------------------
ENHANCED (ZYCOM)                    6.8          7.5          (9%)
--------------------------------------------------------------------
TOTAL REVENUE                      54.5         34.8          57 %
--------------------------------------------------------------------


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

                                                 Page 4 - ICG

ICG's Network Services generated $15.6 million of revenue while the company's Satellite Services business contributed revenue of $7.7 million for the quarter ended December 31, 1997.

IMPROVING CORE TELECOM OPERATING MARGINS:

Telecom Services, excluding Zycom, continued to see improvements in its gross operating margins (revenue less operating costs) for the fourth quarter of 1997. The company's core telephone business generated $4.5 million of gross operating margins for the three months ended December 31, 1997, compared to $1.3 million last quarter. Throughout 1997, Telecom Services, excluding Zycom, continually improved its gross operating margins consistent with the growth of higher margin switched local services.

  CORE TELEPHONE GROSS OPERATING MARGINS:
  ($ in millions)
------------------------------------------------------------------------------
  THREE MONTHS ENDED     12/31/97     9/30/97   6/30/97    3/31/97      1997
------------------------------------------------------------------------------
  Revenue                $  47.7       36.5       34.4       30.7       149.3
  Operating costs          (43.2)     (35.2)     (35.0)     (33.9)     (147.3)
------------------------------------------------------------------------------
  Gross margin               4.5        1.3       (0.6)      (3.2)        2.0
         % of revenue        9.4%       3.6%      (1.7%)    (10.4%)       1.3%
------------------------------------------------------------------------------


TOTAL OPERATING COSTS AND SG&A:

Total operating costs for the quarter ended December 31, 1997 were $67.4 million, compared to $49.9 million recorded for the corresponding quarter last year. The increase in these costs was primarily attributable to the increase in local switched services and the addition of network operating costs which include engineering and operations personnel dedicated to the development and launch of local exchange services. Telecom Services' network operating costs for the three months ended December 31, 1997, were $11.0 million. The percentage of Telecom Services' network operating costs to its core revenue declined throughout 1997, from 29 percent in the first quarter to 23 percent for the fourth quarter.


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
                                                 Page 5 - ICG

Selling, general and administrative ("SG&A") expenses for the three months ended December 31, 1997 were $38.8 million, compared to $24.3 million recorded for the same three-month period in 1996. This increase was principally due to the continued rapid expansion of the company's Telecom Services networks and related additions to the company's marketing, sales, customer service and management information systems staff dedicated to the expansion of the Company's networks, and implementation of ICG's expanded services strategy, primarily the development of local and long distance telephone and data services.

NET LOSSES:

Depreciation and amortization for the three and twelve months ended December 31, 1997 was $19.5 million and $57.1 million, respectively, increases of $9.6 million and $21.8 million compared to the same periods in 1996. Interest expense for the three and twelve months ended December 31, 1997 was $35.2 million and $117.5 million, respectively, compared to $24.5 million and $95.0 million recorded during these periods last year.

During the fourth quarter of 1997, ICG elected to write off assets of approximately $12.0 million which were not related to its core Telecom Services business.

Net loss for the three and twelve months ended December 31, 1997, increased to $103.2 million and $327.6 million, respectively, compared to net losses of $49.8 million and $199.3 recorded for the corresponding periods in 1996. Loss per share for the quarter and year ended December 31, 1997 was $3.09 and $10.11, respectively.

RESOURCES AND CAPITAL EXPENDITURES:

ICG had $217.0 million in cash, cash equivalents and short-term investments at December 31, 1997. On February 12, 1998, a subsidiary of ICG issued approximately $300.6 million of 10% Senior Discount Notes that mature in 2008 and pay no interest in cash for the first


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
                                                 Page 6 - ICG

five years. The Company's capital expenditures for the quarter ended December 31, 1997 were $82.1 million. Total capital expenditures for the twelve months ended December 31, 1997 were $269.6 million.

OPERATIONS:

For the three months ended December 31, 1997, the company's central office switches generated 660 million switched minutes of use ("MOUs"), an increase of nine percent over the same period in 1996. Customer circuits in service ("VGEs"), another measure of network usage, were 1,111,697 at December 31, 1997, compared to 748,528 at December 31, 1996, a 49 percent increase.

At December 31, 1997, ICG had 3,043 operational fiber route miles
(with another 1,064 miles under construction), a 28 percent increase, compared to 2,385 miles at December 31, 1996. The company also increased its buildings connected reaching 2,321 buildings at the end of 1997, compared to 2,069 buildings on December 31, 1996.

ICG continued to add switching capacity to its network during the current quarter. The company had 34 switches at the end of the fourth quarter in 1997, of which 19 were voice switches and 15 were data switches. This compares to 33 switches (18 voice and 15 data) at the end of the third quarter and 14 voice switches and one data switch at the end of 1996.

NETCOM PERFORMANCE:

On January 21, 1998, ICG completed its merger with NETCOM On-Line Communication Services, Inc. ("NETCOM"), a leading provider of Internet services. This combination will be accounted for as a pooling-of-interests beginning in the first quarter of 1998.


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
                                                 Page 7 - ICG

NETCOM's total revenue for the three and twelve months ended December 31, 1997 was $40.5 million and $160.7 million, respectively. NETCOM reported EBITDA of $0.7 million for the fourth quarter of 1997, compared to an EBITDA deficit of $3.2 million for the same period in 1996, a 122 percent improvement. The EBITDA deficit for the twelve months ended December 31, 1997 and 1996, respectively, was $1.7 million and $20.3 million, a 92% improvement.

ICG Communications, Inc. (NASDAQ: ICGX), headquartered in Englewood, Colorado, is a leading national competitive local exchange carrier
(CLEC) and premier provider of high-quality communications services. ICG has extensive switched fiber optic networks and offers local, long distance and enhanced telephony and data services in California, Colorado, Ohio and parts of the southeastern United States. The Company provides Internet communication solutions, connectivity and Web site hosting to individuals and small and medium-sized businesses through its subsidiary, NETCOM On-Line Communication Services, Inc. (a subsidiary of ICG Services, Inc.). Further information is available on ICG's Web site located at http://www.icgcomm.com. At December 31, 1997, ICG had 2,219 full time employees.

                                 ###

INFORMATION AND STATEMENTS CONTAINED IN THIS PRESS RELEASE CONTAIN, EXPRESSED OR IMPLIED, FORWARD-LOOKING DISCLOSURES THAT ARE BASED ON THE BELIEFS OF MANAGEMENT AS WELL AS ASSUMPTIONS MADE BASED ON INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. THESE FORWARD-LOOKING STATEMENTS AND INFORMATION INVOLVE RISKS AND UNCERTAINTY, INCLUDING, BUT NOT LIMITED TO, FUTURE DEMAND FOR THE COMPANY'S SERVICES, GENERAL ECONOMIC CONDITIONS, GOVERNMENT REGULATIONS, COMPETITION AND CUSTOMER STRATEGIES, CAPITAL DEPLOYMENT, THE IMPACT OF PRICING AND OTHER RISKS AND UNCERTAINTIES. SHOULD ONE OR MORE OF THESE RISKS MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED OR EXPECTED. THESE RISKS ARE DETAILED FROM TIME TO TIME IN VARIOUS REPORTS FILED BY ICG WITH THE SEC, INCLUDING: FORMS 10-K FILED BY ICG FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, AND FOR THE THREE-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1996; FORMS 10-Q FILED FOR THE QUARTERS ENDED MARCH 31, 1997, JUNE 30, 1997 AND SEPTEMBER 30, 1997; AND FORM 10-K TO BE FILED FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997.

Attachments:   Key Operating Statistics

               Consolidated Statements of Operations

               Consolidated Balance Sheet

                                             ICG Press Release Attachment: A-1
                                        Press Release Date:  February 26, 1998


ICG
COMMUNICATIONS, INC.

Key Operating Statistics


-----------------------------------------------------------------------------------------------------
                AS OF,         DEC. 31,      SEPT 30,    JUNE 30,   MARCH 31,   DEC. 31,   SEPT. 30,
                                 1997          1997        1997       1997        1996       1996
TELECOM SERVICES
-----------------------------------------------------------------------------------------------------
DIAL TONE LINES IN SERVICE     141,035      50,551      20,108       5,371          --          --
-----------------------------------------------------------------------------------------------------
FIBER ROUTE MILES
   Operational                   3,043       3,021       2,898       2,483       2,385       2,143
   Under construction            1,064          --          --          --          --          --
-----------------------------------------------------------------------------------------------------
FIBER STRAND MILES
   Operational                 111,435     109,510     101,788      83,334      75,490      70,067
   Under construction           16,366          --          --          --          --          --
-----------------------------------------------------------------------------------------------------
WIRELESS MILES                     511         511         511         511         506         491
-----------------------------------------------------------------------------------------------------
BUILDINGS CONNECTED
  On network                       596         590         560         545         522         478
  Hybrid                         1,725       1,726       1,704       1,550       1,547       1,589
                             ------------------------------------------------------------------------
     Total buildings
       connected                 2,321       2,316       2,264       2,095       2,069       2,067
-----------------------------------------------------------------------------------------------------
CUSTOMER CIRCUITS IN
  SERVICE  (VGES)            1,111,697   1,006,916     917,656     816,238     748,528     630,697
-----------------------------------------------------------------------------------------------------
SWITCHES
   Voice                            19          18          17          16          14          14
   Data                             15          15          15          10           1        --
                              -----------------------------------------------------------------------
     Total switches                 34          33          32          26          15          14
-----------------------------------------------------------------------------------------------------
SWITCHED MINUTES OF USE            660         788         742         682         607         563

    (MOU) (in millions)*
-----------------------------------------------------------------------------------------------------

SATELLITE SERVICES
-----------------------------------------------------------------------------------------------------
VSATS                              957         934         895         875         860         835
-----------------------------------------------------------------------------------------------------
C-BAND INSTALLATIONS                57          54          57          57          54          48
-----------------------------------------------------------------------------------------------------
L-BAND INSTALLATIONS             1,239         768         671         355         204         109
-----------------------------------------------------------------------------------------------------
    * Based on three-month periods.


                                          ICG Press Release Attachment: A-2
                                          Press Release Date: February 26, 1998
ICG
COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)

                                                       THREE MONTHS ENDED,
                                             ---------------------------------
Revenue                                         31-Dec-97           31-Dec-96         % Change
                                             ---------------      -------------     -------------
 Telecom services
   Special access                              $  15,500              10,896            42.3%
   Switched termination access                    15,264              16,411            (7.0%)
   Switched local services                        16,957                  --              NA
                                               ---------           ---------
         Core Telecom revenue                     47,721              27,307            74.8%
   Enhanced (Zycom)                                6,782               7,480            (9.3%)
                                               ---------           ---------
 Total Telecom services                           54,503              34,787            56.7%
 Network services                                 15,619              15,981            (2.3%)
 Satellite services                                7,680               6,188            24.1%
                                               ---------           ---------
   TOTAL REVENUE                                  77,802              56,956            36.6%

Operating costs
 Telecom services                                (49,587)            (34,462)           43.9%
 Network services                                (13,342)            (12,287)            8.6%
 Satellite services                               (4,489)             (3,180)           41.2%
                                               ---------           ---------
  Total operating costs                          (67,418)            (49,929)           35.0%
Selling, general and administrative              (38,824)            (24,253)           60.1%
                                               ---------           ---------
   EBITDA                                        (28,440)            (17,226)           65.1%

Depreciation and amortization                    (19,457)             (9,825)           98.0%
Net gain (loss) on disposal of
 long-lived assets                                   364                  --              NA
Provision for impairment of
 long-lived assets                               (11,950)                 --              NA
                                               ---------           ---------
   Operating loss                                (59,483)            (27,051)          119.9%

Interest expense                                 (35,230)            (24,454)           44.1%
Interest income                                    4,623               5,962           (22.5%)
Other, net                                          (324)                708          (145.8%)
                                               ---------           ---------
Loss before income taxes, minority
 interest and share of losses                    (90,414)            (44,835)          101.7%
Income tax benefit                                    --                  --             0.0%
Minority interest & preferred
 dividends on preferred securities
 of subsidiaries                                 (12,831)             (4,988)          157.2%
                                               ---------           ---------
Net loss                                        (103,245)            (49,823)          107.2%
                                               =========           =========
Loss per share                                     (3.09)              (1.56)           98.1%
                                               =========           =========

Weighted average number
 of shares outstanding                           33,396               31,840




                                                   TWELVE MONTHS ENDED,
                                             -------------------------------
Revenue                                         31-Dec-97           31-Dec-96         % Change
                                             ---------------      -------------     -------------
 Telecom services
   Special access                              $  55,435              39,423             40.6%
   Switched termination access                    72,671              48,057             51.2%
   Switched local services                        21,252                  --               NA
                                               ---------           ---------
         Core Telecom revenue                    149,358              87,480             70.7%
   Enhanced (Zycom)                               28,332              21,475             31.9%
                                               ---------           ---------
 Total Telecom services                          177,690             108,955             63.1%
 Network services                                 65,678              60,379              8.8%
 Satellite services                               29,986              21,317             40.7%
                                               ---------           ---------
   TOTAL REVENUE                                 273,354             190,651             43.4%

Operating costs
 Telecom services                               (175,829)           (101,285)            73.6%
 Network services                                (53,911)            (46,545)            15.8%
 Satellite services                              (16,678)            (10,242)            62.8%
                                               ---------           ---------
  Total operating costs                         (246,418)           (158,072)            55.9%
Selling, general and administrative             (150,767)            (82,350)            83.1%
                                               ---------           ---------
   EBITDA                                       (123,831)            (49,771)           148.8%

Depreciation and amortization                    (57,081)            (35,274)            61.8%
Net gain (loss) on disposal of
 long-lived assets                                  (671)                 --               NA
Provision for impairment of
 long-lived assets                               (11,950)            (11,503)             3.9%
                                               ---------           ---------
   Operating loss                               (193,533)            (96,548)           100.5%

Interest expense                                (117,545)            (94,953)            23.8%
Interest income                                   21,907              21,512              1.8%
Other, net                                          (660)             (7,351)           (91.0%)
                                               ---------           ---------
Loss before income taxes, minority
 interest and share of losses                   (289,831)           (177,340)            63.4%
Income tax benefit                                    --               5,131           (100.0%)
Minority interest & preferred
 dividends on preferred securities
 of subsidiaries                                 (37,812)            (27,079)            39.6%
                                               ---------           ---------
Net loss                                        (327,643)           (199,288)            64.4%
                                               =========           =========
Loss per share                                    (10.11)              (6.96)            45.3%
                                               =========           =========
Weighted average number
 of shares outstanding                            32,399              28,630


                                          ICG Press Release Attachment: A-3
                                          Press Release Date: February 26, 1998
ICG
COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)


                                                                   THREE MONTHS ENDED,
                                         -------------------------------------------------------------------
Revenue                                      31-Dec-97         30-Sep-97        30-Jun-97         31-Mar-97           YTD 1997
                                         ---------------    -------------    -------------     -------------      ---------------
 Telecom services
   Special access                          $  15,500           14,355           13,501             12,079          $  55,435
   Switched termination access                15,264           19,063           19,743             18,601             72,671
   Switched local services                    16,957            3,125            1,170                 --             21,252
                                            --------         --------         --------           --------           --------
         Core Telecom revenue                 47,721           36,543           34,414             30,680            149,358
   Enhanced (Zycom)                            6,782            7,121            6,829              7,600             28,332
                                            --------         --------         --------           --------           --------
 Total Telecom services                       54,503           43,664           41,243             38,280            177,690
 Network services                             15,619           16,432           15,640             17,987             65,678
 Satellite services                            7,680            7,640            7,883              6,783             29,986
                                            --------         --------         --------           --------           --------
   TOTAL REVENUE                              77,802           67,736           64,766             63,050            273,354

Operating costs
 Telecom services                            (49,587)         (42,348)         (42,444)           (41,450)          (175,829)
 Network services                            (13,342)         (13,151)         (12,883)           (14,535)           (53,911)
 Satellite services                           (4,489)          (4,236)          (4,366)            (3,587)           (16,678)
                                            --------         --------         --------           --------           --------
  Total operating costs                      (67,418)         (59,735)         (59,693)           (59,572)          (246,418)
Selling, general and administrative          (38,824)         (39,700)         (38,864)           (33,379)          (150,767)
                                            --------         --------         --------           --------           --------
   EBITDA                                    (28,440)         (31,699)         (33,791)           (29,901)          (123,831)

Depreciation and amortization                (19,457)         (13,667)         (13,075)           (10,882)           (57,081)
Net gain (loss) on disposal of
 long-lived assets                               364           (1,177)             274               (132)              (671)
Provision for impairment of
 long-lived assets                           (11,950)              --               --                 --            (11,950)
                                            --------         --------         --------           --------           --------
   Operating loss                            (59,483)         (46,543)         (46,592)           (40,915)          (193,533)

Interest expense                             (35,230)         (28,834)         (28,341)           (25,140)          (117,545)
Interest income                                4,623            5,382            6,768              5,134             21,907
Other, net                                      (324)              60             (289)              (107)              (660)
                                            --------         --------         --------           --------           --------
Loss before income taxes, minority
 interest and share of losses                (90,414)         (69,935)         (68,454)           (61,028)          (289,831)
Income tax benefit                                --               --               --                 --                 --
Minority interest & preferred
 dividends on preferred securities
 of subsidiaries                             (12,831)         (10,112)          (9,116)            (5,753)           (37,812)
                                            --------         --------         --------           --------           --------
Net loss                                    (103,245)         (80,047)         (77,570)           (66,781)          (327,643)
                                            ========         ========         ========           ========          =========
Loss per share                                 (3.09)           (2.48)           (2.42)             (2.09)            (10.11)
                                            ========         ========         ========           ========          =========
Weighted average number
 of shares outstanding                        33,396           32,248           32,042             31,938             32,399


                                          ICG Press Release Attachment: A-4
                                          Press Release Date: February 26, 1998
ICG
COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)
($ in thousands)

                                                       DECEMBER 31,        DECEMBER 31,
ASSETS:                                                   1997                1996
------------------                                    ------------        ------------
  Cash, cash equivalents and short-term investments    $  217,015            392,535
  Receivables, net                                         69,337             48,624
  Property and equipment, net                             632,167            403,676
  Other assets, net                                       189,145             99,298
                                                       ----------         ----------
         Total assets                                  $1,107,664            944,133
                                                       ==========         ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT:
-----------------------------------------

  Accounts payable and accrued liabilities             $   91,883             62,122
  Debt                                                    892,352            691,175
  Capital leases                                           72,576             95,829
                                                       ----------         ----------
         Total liabilities                              1,056,811            849,126
                                                       ----------         ----------
  Minority interests                                           --              1,967
  Redeemable preferred securities of subsidiaries         420,171            159,120

  Stockholders' deficit:
    Common stock                                              647              8,088
    Additional paid-in capital                            326,318            294,472
    Accumulated deficit                                  (696,283)          (368,640)
                                                       ----------         ----------
         Total stockholders' deficit                     (369,318)           (66,080)
                                                       ----------         ----------
         Total liabilities and stockholders' deficit   $1,107,664            944,133
                                                       ==========         ==========

Fully diluted shares (treasury stock method)               43,119             34,096
